Exhibit (h)(15)

SUB-INVESTMENT ADVISORY AGREEMENT

This SUB-INVESTMENT ADVISORY AGREEMENT dated February 26, 2021, among Cayman Strategic Income Opportunities Portfolio II, Ltd., a Cayman Islands exempted company (the “Fund”), BlackRock Advisors, LLC, a Delaware limited liability company (the “Adviser”), and BlackRock (Singapore) Limited, a corporation organized under the laws of Singapore (the “Sub-Adviser”).

WHEREAS, the Adviser has agreed to furnish investment advisory services to the Fund, which is a wholly-owned subsidiary of BlackRock Strategic Income Opportunities Portfolio (the “Portfolio”), a series of BlackRock Funds V, a Massachusetts business trust (the “Trust”), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser wishes to retain the Sub-Adviser to provide it with certain sub-advisory services as described below in connection with Adviser’s advisory activities on behalf of the Fund;

WHEREAS, the advisory agreement between the Adviser and the Fund, dated February 26, 2021 (such agreement or the most recent successor agreement between such parties relating to advisory services to the Fund is referred to herein as the “Advisory Agreement”) contemplates that the Adviser may sub-contract investment advisory services with respect to the Fund to a sub-adviser; and

WHEREAS, the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.    Appointment. The Adviser hereby appoints the Sub-Adviser to act as sub-adviser with respect to the Fund and the Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2.    Services of the Sub-Adviser. Subject to the succeeding provisions of this section, the oversight and supervision of the Adviser and the direction and control of the Board of Trustees of the Trust and the Board of Directors of the Fund, the Sub-Adviser will perform certain of the day-to-day operations of the Fund, which may include one or more of the following services, at the request of the Adviser: (a) acting as investment adviser for and managing the investment and reinvestment of those assets of the Fund as the Adviser may from time to time request and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (b) arranging, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets of the Fund; (c) providing investment research and credit analysis concerning the Fund’s investments, (d) assisting the Adviser in determining what portion of the Fund’s assets will be invested in cash, cash equivalents and money market instruments, (e) placing orders for all purchases and sales of such investments made for the Fund, and (f) maintaining the books and records as are required to support Fund investment operations. At the request of the Adviser, the Sub-Adviser will also, subject to the oversight and supervision of the Adviser and the direction and control of the Board of Trustees of the Trust and the Board of Directors of the Fund, provide to the Adviser or the Fund any of the facilities and equipment and perform any of the services described in Section 4 of the Advisory Agreement. In addition, the Sub-Adviser will keep the Fund and the Adviser informed of developments materially affecting the Fund and shall, on its own initiative, furnish to the Fund from time to time whatever information the Sub-Adviser believes appropriate for this purpose. The Sub-Adviser will periodically communicate to the Adviser, at such times as the Adviser may direct, information concerning the purchase and sale of securities for the Fund, including: (a) the name of the issuer, (b) the amount of the purchase or sale, (c) the name of the broker or dealer, if any, through which the purchase or sale is effected, (d) the CUSIP number of the instrument, if any, and (e) such other information as the Adviser may reasonably require for purposes of fulfilling its obligations to the Fund under the Advisory Agreement. The Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the Fund’s investment objectives, policies and restrictions (as currently in effect and as they may be amended or supplemented from time to time) as stated in the Portfolio’s Prospectus and Statement of Additional Information and the resolutions of the Trust’s Board of Trustees and the Fund’s Board of Directors.

3.    Covenants. (a) In the performance of its duties under this Agreement, the Sub-Adviser shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and all applicable Rules and Regulations of the Securities and Exchange Commission; (ii) any other applicable provision of law; (iii) the provisions of the Declaration of Trust and Bylaws of the Trust and the Memorandum and Articles of Association of the Fund, as such documents are amended from time to time; (iv) the investment objectives and policies of the Portfolio as set forth in the Trust’s Registration Statement on Form N-1A and/or the resolutions of the Board of Trustees of the Trust; and (v) any policies and determinations of the Board of Trustees of the Trust and the Board of Directors of the Fund; and

(b)    In addition, the Sub-Adviser will:

(i)    place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Sub-Adviser will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency. Consistent with this obligation, the Sub-Adviser may select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of the Adviser or the Sub-Adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Sub-Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Sub-Adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Adviser and the Sub-Adviser to the Fund and their other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term. Subject to the foregoing and the provisions of the 1940 Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Sub-Adviser may select brokers and dealers with which it or the Fund is affiliated;

(ii)    maintain books and records with respect to the Fund’s securities transactions and will render to the Adviser and the Trust’s Board of Trustees and the Fund’s Board of Directors, such periodic and special reports as they may request;

(iii)    maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When the Sub-Adviser makes investment recommendations for the Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund’s account are customers of the commercial department of its affiliates; and

(iv)    treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, and the Fund’s prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

4.    Services Not Exclusive. Nothing in this Agreement shall prevent the Sub-Adviser or any officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Adviser or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Adviser will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

5.    Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Portfolio and the Fund and further agrees to surrender promptly to the Portfolio or the Fund, any such records upon the Portfolio’s or the Fund’s request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act (to the extent such books and records are not maintained by the Adviser).

6.    Expenses. During the term of this Agreement, the Sub-Adviser will bear all costs and expenses of its employees and any overhead incurred by the Sub-Adviser in connection with its duties hereunder; provided that the Board of Trustees of the Trust and the Board of Directors of the Fund may approve reimbursement to the Sub-Adviser of the pro-rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Fund operations (including, without limitation, compliance matters) (other than the provision of investment advice and administrative services required to be provided hereunder) of all personnel employed by the Sub-Adviser who devote substantial time to Fund operations or the operations of other investment companies advised or sub-advised by the Sub-Adviser.

7.    Compensation. The Sub-Adviser will not receive any compensation for all services rendered by the Sub-Adviser as such, and is not entitled to any compensation under this Agreement.

8.    Limitation on Liability. The Sub-Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement. As used in this Section 8, the term “Sub-Adviser” shall include any affiliates of the Sub-Adviser performing services for the Fund contemplated hereby and partners, directors, officers and employees of the Sub-Adviser and such affiliates.

9.    Duration and Termination.    (a) This Agreement shall become effective as of the date hereof, unless sooner terminated as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect for successive periods of 12 months, provided such continuance is specifically approved at least annually by the vote of a majority of (a) the members of the Fund’s Board of Directors, (b) the members of the Trust’s Board of Trustees who are not interested persons (as such term is defined in the 1940 Act) of any party to this Agreement, cast in person (or otherwise, as consistent with applicable laws, regulations and related guidance and relief) at a meeting called for the purpose of voting on such approval, and (c) either the Trust’s Board of Trustees or the outstanding voting securities of the Portfolio. Notwithstanding the foregoing, this Agreement may be terminated by the Portfolio, on behalf of the Fund, or the Adviser at any time, without the payment of any penalty, upon giving the Sub-Adviser 60 days’ notice (which notice may be waived by the Sub-Adviser), provided that such termination by the Portfolio, on behalf of the Fund, or the Adviser shall be directed or approved by the vote of a majority of the Trustees of the Trust and the Directors of the Fund in office at the time or by the vote of the holders of a majority of the outstanding voting securities of the Fund entitled to vote, or by the Sub-Adviser on 60 days’ written notice (which notice may be waived by the Portfolio, on behalf of the Fund, and the Adviser), and will terminate automatically upon any termination of the Advisory Agreement between the Fund and the Adviser. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act.)

10.    Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

11.    Amendment of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of the Board of Trustees of the Trust, including a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Portfolio.

12.    Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

13.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of New York, or any of the provisions, conflict with the applicable provisions of the 1940 Act, the latter shall control.

14.    Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.

BLACKROCK ADVISORS, LLC

By:	/s/ Trent Walker
	Name:	Trent Walker
	Title:	Managing Director

BLACKROCK (SINGAPORE) LIMITED

By:	/s/ Patrick Leung
	Name:	Patrick Leung
	Title:	Managing Director

BLACKROCK (SINGAPORE) LIMITED

By:	/s/ Sarah Percy-Dove
	Name:	Sarah Percy-Dove
	Title:	Managing Director

CAYMAN STRATEGIC INCOME OPPORTUNITIES PORTFOLIO II, LTD.

By:	/s/ John Perlowski
	Name:	John Perlowski
	Title:	Director

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